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                          OCWEN ASSET INVESTMENT CORP.
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FOR IMMEDIATE RELEASE           FOR FURTHER INFORMATION, CONTACT:
                                A. RICHARD HURWITZ
                                VP, CORPORATE COMMUNICATIONS & MARKETING
                                T: (561) 682-8575
                                F: (561) 682-8177  OR E-MAIL: RHURWITZ@OCWEN.COM


         OCWEN ASSET INVESTMENT CORP. PROPOSES CHANGES TO ITS TAX STATUS
                          AND DEFERS QUARTERLY DIVIDEND

West Palm Beach, FL - (December 21, 1998) Ocwen Asset  Investment  Corp.  (NYSE:
OAC) announced today that its Board of Directors has approved a proposal to terminate the Company's status as a real estate investment trust ("REIT"). The proposal, which requires the amendment of OAC's articles of incorporation, is subject to shareholder approval. The Board anticipates that a special meeting of shareholders will be held in March 1999 for the purpose of considering necessary amendments. If approved, OAC would become a taxable C-corporation.

The Board's action is motivated by the desire to enhance shareholder value. Unlike C-corporations, REITs are penalized for not distributing at least 95% of taxable income to their shareholders, although C-corporations do pay corporate income tax on taxable income. By eliminating the dividend requirement, retained earnings can be used to enhance liquidity, improve shareholder equity, and better realize asset values, as well as facilitate the transition of the Company to a growth strategy. In addition, a C-corporation status offers more strategic flexibility than a REIT structure, particularly in volatile markets.

Consistent with the Company's focus on maximizing shareholder value and improving liquidity, the Board of Directors has deferred payment of OAC's final 1998 dividend, which is expected to range from $14.6 million, or $0.77 per share to $16.1 million, or $0.85 per share. The Board expects to pay this dividend in 1999, although there can be no assurance as to whether or when that dividend will be paid. At December 18, 1998, the Company had cash and cash equivalents of $52.9 million.

William C. Erbey, Chairman and CEO, stated, "The Board's proposal to relinquish our REIT status, if approved by shareholders, is a conservative strategy which will enhance our liquidity, bolster our equity base, and allow the Company greater flexibility in devising investment strategies for future growth. By reducing our risk profile, OAC will expand its cash position to support and service existing operations and investments and help optimize asset value realizations."

Ocwen  Asset   Investment   Corp.,  a  hybrid  real  estate   investment   trust
headquartered in West Palm Beach, Florida, has invested in underperforming commercial real estate, subordinate commercial mortgage-backed securities, subordinate and residual residential mortgage-backed securities, and commercial and residential mortgage loans.


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CERTAIN  STATEMENTS  CONTAINED  HEREIN ARE NOT BASED ON HISTORICAL FACTS AND ARE
"FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE," "CONSIDER," "EXPECT," "WHETHER," "WILL," "WOULD" OR FUTURE OR CONDITIONAL VERB TENSES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH STATEMENTS DUE TO RISKS, UNCERTAINTIES AND CHANGES WITH RESPECT TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, ECONOMIC ENVIRONMENTS, GOVERNMENT FISCAL AND MONETARY POLICIES, PREVAILING INTEREST OR CURRENCY EXCHANGE RATES, LAWS AND REGULATIONS AFFECTING REAL ESTATE INVESTMENT TRUSTS ("REITS"), INVESTMENT COMPANIES, REAL ESTATE AND FOREIGN OWNERSHIP, COMPETITIVE PRODUCTS, PRICING AND
CONDITIONS,    CREDIT,   PREPAYMENT,    BASIS,   DEFAULT,    SUBORDINATION   AND
ASSET/LIABILITY   RISKS,   FINANCIAL   MARKETS,   DETERIORATING   ASSET  VALUES,
AVAILABILITY OF ADEQUATE AND TIMELY SOURCES OF LIQUIDITY, ABILITY TO REPAY OR REFINANCE INDEBTEDNESS AT MATURITY, CHANGES IN REAL ESTATE CONDITIONS (INCLUDING VALUATION, REVENUES, RENTAL RATES AND OCCUPANCY LEVELS), OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE ACQUISITION, MORTGAGE AND LEASING MARKETS, REITS AND SECURITIES INVESTMENTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN OAC'S REPORTS AND FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS REGISTRATION STATEMENTS ON FORMS S-3, S-4 AND S-11 AND PERIODIC REPORTS ON FORMS 10-Q, 8-K AND 10-K. GIVEN THESE UNCERTAINTIES, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH STATEMENTS.


Additional information about Ocwen Asset Investment Corp. is available at www.ocwen.com - OAC.



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